                                                                Exhibit 99(m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,427.26
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $6,864.30
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**               $125.00
- Monthly Deduction***                   $639.54
- Mortality & Expense Charge****          $80.03
+ Hypothetical Rate of Return*****       ($92.48)
                                       ---------
=                                         $8,427 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month              COI
-----              ---
    1           $43.71
    2           $43.72
    3           $43.74
    4           $43.76
    5           $43.77
    6           $43.79
    7           $43.80
    8           $43.82
    9           $43.83
   10           $43.85
   11           $43.86
   12           $43.88
Total          $525.54

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month          Interest
-----          --------
    1           ($8.03)
    2           ($7.97)
    3           ($7.91)
    4           ($7.85)
    5           ($7.79)
    6           ($7.74)
    7           ($7.68)
    8           ($7.62)
    9           ($7.56)
   10           ($7.50)
   11           ($7.44)
   12           ($7.38)
Total          ($92.48)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                    $8,427.26
- Year 5 Surrender Charge              $2,084.00
                                       ---------
=                                         $6,343 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,197.80
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $8,049.00
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**               $125.00
- Monthly Deduction***                   $635.52
- Mortality & Expense Charge****          $90.74
+ Hypothetical Rate of Return*****       $500.06
                                         -------
=                                        $10,198 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month              COI
-----              ---
    1           $43.44
    2           $43.44
    3           $43.44
    4           $43.45
    5           $43.45
    6           $43.46
    7           $43.46
    8           $43.47
    9           $43.47
   10           $43.48
   11           $43.48
   12           $43.48
Total          $521.52

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month          Interest
-----          --------
    1            $42.09
    2            $42.01
    3            $41.94
    4            $41.86
    5            $41.79
    6            $41.71
    7            $41.64
    8            $41.56
    9            $41.48
   10            $41.40
   11            $41.33
   12            $41.25
Total           $500.06

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                   $10,197.80
- Year 5 Surrender Charge              $2,084.00
                                       ---------
=                                         $8,114 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,281.55
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $9,387.97
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**               $125.00
- Monthly Deduction***                   $630.90
- Mortality & Expense Charge****         $102.84
+ Hypothetical Rate of Return*****     $1,252.30
                                       ---------
=                                        $12,282 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month              COI
-----              ---
    1           $43.13
    2           $43.12
    3           $43.11
    4           $43.10
    5           $43.09
    6           $43.08
    7           $43.07
    8           $43.06
    9           $43.05
   10           $43.04
   11           $43.03
   12           $43.02
Total          $516.90

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month           Interest
-----           --------
    1            $102.32
    2            $102.68
    3            $103.04
    4            $103.41
    5            $103.78
    6            $104.15
    7            $104.53
    8            $104.91
    9            $105.29
   10            $105.68
   11            $106.06
   12            $106.46
Total          $1,252.30

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                   $12,281.55
- Year 5 Surrender Charge              $2,084.00
                                       ---------
=                                        $10,198 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,243.17
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $6,723.17
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**               $125.00
- Monthly Deduction***                   $685.72
- Mortality & Expense Charge****          $78.53
+ Hypothetical Rate of Return*****       ($90.75)
                                        --------
=                                         $8,243 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month              COI
-----              ---
    1           $47.54
    2           $47.56
    3           $47.58
    4           $47.60
    5           $47.62

Month              COI
-----              ---
    6           $47.63
    7           $47.65
    8           $47.67
    9           $47.69
   10           $47.71
   11           $47.72
   12           $47.74
Total          $571.72

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month          Interest
-----          --------
    1           ($7.91)
    2           ($7.84)
    3           ($7.78)
    4           ($7.72)
    5           ($7.66)
    6           ($7.59)
    7           ($7.53)
    8           ($7.47)
    9           ($7.41)
   10           ($7.34)
   11           ($7.28)
   12           ($7.22)
Total          ($90.75)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                    $8,243.17
- Year 5 Surrender Charge              $2,084.00
                                       ---------
=                                         $6,159 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $9,987.02
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $7,891.51
+ Annual Premium*                      $2,500.00
- Premium Expense Charge**               $125.00
- Monthly Deduction***                   $681.41
- Mortality & Expense Charge****          $89.10
+ Hypothetical Rate of Return*****       $491.03
                                         -------
=                                         $9,987 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month              COI
-----              ---
    1           $47.25
    2           $47.26
    3           $47.26
    4           $47.27
    5           $47.28
    6           $47.28
    7           $47.29
    8           $47.29
    9           $47.30
   10           $47.30
   11           $47.31
   12           $47.32
Total          $567.41

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month          Interest
-----          --------
    1            $41.43
    2            $41.34
    3            $41.25
    4            $41.16
    5            $41.06
    6            $40.97
    7            $40.87
    8            $40.78
    9            $40.68
   10            $40.59
   11            $40.49
   12            $40.40
Total           $491.03

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                    $9,987.02
- Year 5 Surrender Charge              $2,084.00
                                       ---------
=                                         $7,903 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,040.52
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4     $9,212.60
+ Annual Premium*                     $2,500.00
- Premium Expense Charge**              $125.00
- Monthly Deduction***                  $676.46
- Mortality & Expense Charge****        $101.04
+ Hypothetical Rate of Return*****    $1,230.42
                                       ---------
=                                    $12,041   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month              COI
-----              ---
    1           $46.92
    2           $46.91
    3           $46.90
    4           $46.90
    5           $46.89
    6           $46.88
    7           $46.87
    8           $46.86
    9           $46.85
   10           $46.84
   11           $46.83
   12           $46.82
Total          $562.46

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month           Interest
-----           --------
    1            $100.75
    2            $101.07
    3            $101.39
    4            $101.71

Month           Interest
-----           --------
    5            $102.03
    6            $102.35
    7            $102.68
    8            $103.01
    9            $103.35
   10            $103.68
   11            $104.02
   12            $104.37
Total          $1,230.42

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                   $12,040.52
- Year 5 Surrender Charge              $2,084.00
                                       ---------
=                                      $9,957   (rounded to the nearest dollar)